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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K


         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  April 1, 1999





                          INTERGRAPH CORPORATION
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


                                Delaware
                      ----------------------------
                      (State or Other Jurisdiction
                            of Incorporation)


           0-9722                                 63-0573222
   ------------------------         -----------------------------------
   (Commission File Number)         (I.R.S. Employer Identification No.)



     Intergraph Corporation
      Huntsville, Alabama                        35894-0001
---------------------------------------          ----------
(Address of Principal Executive Offices)         (Zip Code)



                            (256) 730-2000
                           ------------------
                           (Telephone Number)



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                      INTERGRAPH CORPORATION
                             FORM 8-K
                           April 8, 1999


  Item 5: Other Events.
          -------------

       Intergraph Corporation ("the Company") maintains an equity ownership position in Bentley Systems, Incorporated ("BSI"), the developer and owner of MicroStation, a software product utilized in many of the Company's software applications and for which the Company serves as a nonexclusive distributor. In March 1996, BSI commenced arbitration against the Company with the American Arbitration Association, Atlanta, Georgia, relating to the respective rights of the companies under their April 1987 Software License Agreement and other matters, including the Company's alleged failure to properly account for and pay to BSI certain royalties on its sales of BSI software products, and seeking significant damages. For further background information, see the Company's December 31, 1998 Form 10-K, Item 3, and its Management's Discussion and Analysis of Financial Condition and Results of Operations included in its annual report to shareholders for the year ended December 31, 1998.

       On March 26, 1999, the Company and BSI executed a Settlement Agreement and Mutual General Release ("the Agreement") to settle this arbitration and mutually release all claims related to the arbitration or otherwise, except for a) certain litigation between the companies that is the subject of a separate settlement agreement and b) payment for products and services obtained or provided in the normal course of business since January 1, 1999. Both the Company and BSI expressly deny any fault, liability, or wrongdoing concerning the claims that were the subject matter of the arbitration and have settled solely to avoid continuing litigation with each other.

       Under the terms of the Agreement, the Company on April 1, 1999 made payment to BSI of $12 million and transferred to BSI ownership of three million of the shares of BSI's Class A common stock owned by the Company. The transferred shares were valued at approximately $3.5 million on the Company's books. As a result of the settlement, Intergraph's equity ownership in BSI has been reduced to approximately 33%.

       The Company will record a nonoperating charge to earnings in first quarter 1999 of approximately $7.3 million ($.15 per share) in connection with the settlement. The $12 million payment to BSI was funded primarily from existing cash balances. The Company continues to expect that existing cash balances, cash generated by operations, and cash available under its existing credit facility will provide cash adequate to its needs for the remainder of the year. For further discussion regarding the Company's liquidity, see its Form 10-K annual report for the year ended December 31, 1998.










Forward Looking Statements
--------------------------

Any statement contained in this current report which is not a historical fact, or which might otherwise be considered an opinion or projection concerning Intergraph Corporation, whether express or implied, is meant as and should be considered a forward looking statement as that term is defined in the Private Securities Litigation Reform Act of 1996. Forward looking statements are based on assumptions and opinions concerning a variety of known and unknown risks, including but not necessarily limited to fluctuations in customer demand, acceptance of new products, changes in technology, product introductions by competitors, and general economic conditions, as well as other risks more completely described in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. If any of these assumptions or opinions prove incorrect, any forward looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects.



                      INTERGRAPH CORPORATION
                             SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                      INTERGRAPH CORPORATION
                      ----------------------
                           (Registrant)




               By:/s/ John W. Wilhoite
                  -------------------------------
                  John W. Wilhoite
                  Executive Vice President and
                  Chief Financial Officer

               Date:  April 8, 1999